Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Advanced Environmental Recycling Technologies, Inc. Registration Statements on Form S-3 (No. 333-42555) and on Form S-3 (No. 333-93763) and on Form S-8 (No. 333-120604) of our report, dated March 29, 2005, on the financial statements of Advanced Environmental Recycling Technologies, Inc. at December 31, 2004 and 2003, and for each of the three years ended December 31, 2004.

/s/ Tullius Taylor Sartain and Sartain LLP

Fayetteville, Arkansas
April 14, 2005